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Exhibit 16

         Aaron Stein
Certified Public Accountant
                                                                PO Box 406
                                                              981 Allen Lane
                                                            Woodmere, NY 11598
                                                               516-569-0520



June 6, 2003



U.S. Securities and Exchange Commission
450 Fifth Street N.W.
Washington, DC 20549



Gentlemen:

On April 22, 2003, this firm received a copy of Form 8-K, Current Report to be filed by National Management Consultant, Inc. (SEC File # 000-28459, CIK # 0001100779) reporting an event dated April 15, 2003. We have reviewed Item 4-Changes in Registrant's Certifying Accountant of the Form 8-K.

We have no comments or disagreements with the statements made therein.

Yours truly,


Aaron Stein


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